UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 7, 2022

RCM Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.05 per share	RCMT	The NASDAQ Stock Market LLC

Item 1.01.       Entry into a Material Definitive Agreement.

On October 7, 2022, RCM Technologies (USA), Inc. (the “Buyer”), a New Jersey corporation and a wholly-owned subsidiary of RCM Technologies, Inc. (the “Registrant”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), with TalentHerder LLC, a California limited liability company (“TalentHerder”) and Christoper G. Adams, an individual (“Adams” and, with TalentHerder, each a “Seller Party” and together, “Seller Parties”).

Pursuant to the Purchase Agreement, the Buyer agreed to purchase from Sellers substantially all of the assets of Sellers utilized in connection with the business of recruitment and placement of executives and other employees for technology, venture-backed startup, and other companies (the “Business”).

The transactions contemplated by the Purchase Agreement closed as of the date of the Purchase Agreement.  The purchase price included $4,150,000 paid at closing in cash, 38,000 shares of the Registrant’s Common Stock, $0.05 par value (the “Common Stock”), which shares are subject to a five-year lock-up agreement, and a series of six Earn-out Payments (as defined in the Purchase Agreement) based on the EBIT of the Business over the fiscal quarter of the Registrant ending December 31, 2022 and the subsequent 2023-2027 fiscal years of the Registrant (the “First Earn-Out Period,” “Second Earn-Out Period,” “Third Earn-Out Period,” “Fourth Earn-Out Period,” “Fifth Earn-Out Period” and “Sixth Earn-Out Period,” respectively).

With respect to the Earn-out Payments, Buyer shall pay Seller, in accordance with the terms and provisions of the Purchase Agreement, an amount in cash of $125,000 and 8,000 shares of Common Stock with respect to the First Earn-Out Period, if the EBIT of the Business exceeds a targeted amount for such period, and an amount in cash of $300,000 and 25,000 shares of Common Stock with respect to each of the Second, Third, Fourth, Fifth and Sixth Earn-Out Periods, if the EBIT of the Business for such period exceeds the respective targeted amount for such period.  Of any shares of Common Stock issued as part of the Earn-Out Payment, 50% shall be subject to a three-year lock-up agreement from their date of issuance.  In addition, for each of the Second, Third, Fourth, Fifth and Sixth Earn-Out Periods, Seller is eligible to receive a Second-Tier Earn-out Payment amount equal to 50% of the EBIT for such period in excess of the applicable hurdle amount; provided, that the Second-Tier Earn-out Payment for the Second, Third, Fourth, Fifth and Sixth Earn-Out Periods cannot exceed, respectively, $1,000,000, $1,250,000, $1500,000, $1,750,000 and $2,000,000.

The purchase price is subject to certain adjustments including for net working capital.  The Purchase Agreement contains customary representations and warranties and indemnifications, as well as non-compete and non-solicit covenants from the Seller Parties.

In connection with the transaction, the Buyer entered into a Transition Services Agreement with TalentHerder and an agreement with Christopher G. Adams  to serve as the Senior Vice President of Resource Process Outsourcing for the Registrant with responsibility for managing and directing the business acquired from TalentHerder.

There are no material relationships between the Seller Parties, the Buyer or the Registrant.

The foregoing summary of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1.

The Registrant issued a press release regarding the transaction on October 11, 2022, a copy of which is filed herewith as Exhibit 99.1.

Item 2.01.       Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions.

None.

(d) Exhibits.

Exhibit Number
2.1+*	Asset Purchase Agreement, dated as of October 7, 2022, by and among RCM Technologies (USA), Inc., TalentHerder LLC and Christopher G. Adams.
99.1	Press Release dated October 11, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

____________________

+  The Registrant will furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

* Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin D. Miller
Chief Financial Officer, Treasurer and Secretary

Dated: October 13, 2022

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